SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 28, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
     On May 21, 2008, Evergreen Solar, Inc. (the “Registrant”) entered into a multi-year solar panel supply agreement valued at approximately $750 million with Ralos Vertriebs GmbH (“Ralos”). The supply agreement provides the general terms and conditions pursuant to which Ralos will purchase from the Registrant specified annual quantities of solar panels beginning in 2008 and continuing through 2013. The solar panels for this contract will be manufactured at the Registrant’s Devens, Massachusetts facility, which is expected to begin panel production in July.
     The foregoing description of the Ralos supply agreement is qualified in its entirety by reference to the supply agreement, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ending June 28, 2008.
Item 8.01.    Other Events.
     On May 22, 2008, the Registrant issued a press release announcing it had signed the supply agreement with Ralos. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01.    Financial Statements and Exhibits.
     (d)    Exhibits.
The following exhibit is being furnished herewith:
99.1	Press Release dated May 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary
Dated: May 28, 2008